Exhibit 99.1

Investors & Media:

Lisa Ciota: 630-824-1987

SUNCOKE ENERGY PARTNERS, L.P. COMPLETES ACQUISITION

OF 33 PERCENT INTEREST IN HAVERHILL AND MIDDLETOWN FACILITIES

•	Acquired additional 33 percent interest in each of the Haverhill and Middletown cokemaking facilities for total consideration of $365 million

•	Issued 3.2 million of additional common limited partner units, generating $93.5 million of gross proceeds and raised gross proceeds of $263.1 million from a follow-on offering of unsecured senior notes

•	Increased interest in cokemaking facilities expected to contribute $44 million on an annual basis to Adjusted EBITDA, net of $5 million of incremental corporate costs

•	Distributable cash flow expected to increase by an estimated $23 million, or $0.18 per limited partner unit, on an annual basis

Lisle, IL (May 9, 2014) – On May 9, 2014, SunCoke Energy Partners, L.P. (NYSE: SXCP) completed the acquisition of an additional 33 percent interest in each of the Haverhill and Middletown cokemaking facilities from its sponsor, SunCoke Energy, Inc. (NYSE: SXC). With the closing of this acquisition, SXCP’s ownership interest in these facilities increases from 65 percent to 98 percent.

Total consideration paid to SXC for the 33 percent interest was $365 million, and included $80 million of limited partner interest, or 2.7 million common limited partner units, $3.3 million of general partner interest and $10.4 million of cash, of which $7 million was retained by us to prefund SXC’s obligation for the anticipated cost of an environmental remediation project at Haverhill. In addition, we assumed and immediately paid down $99.9 million of SXC’s outstanding term loan debt and $171.4 million of SXC’s 7.625 percent senior notes, inclusive of an $11.4 million tender offer premium. As a result of the debt extinguishment and tender offer premium, we expect to recognize between $15 million to $18 million of additional interest and financing expense in second quarter 2014.

The cash and debt assumption and extinguishment portions of the consideration were funded with gross proceeds of $93.5 million from the public offering of 3.2 million common limited partner units including the over-allotment and gross proceeds of $263.1 million from a follow-on offering of our 7.375 percent senior unsecured notes. Proceeds from these offerings were also used to repay approximately $40 million outstanding on our revolving credit facility, pay transaction fees and for general corporate purposes.

On an annual basis, the additional interest in the Haverhill and Middletown cokemaking facilities is expected to contribute approximately $44 million to Adjusted EBITDA, net of $5 million of incremental corporate costs, and add $23 million, or $0.18 per limited partner unit, to distributable cash flow. Based on the May 9, 2014 closing, our full year 2014 outlook for Adjusted EBITDA is now $132 million to $139 million and $89 million to $96 million for distributable cash flow.

UPDATED 2014 GUIDANCE

As a result of the closing of this transaction, our updated 2014 guidance is as follows:

	Post-Transaction 2014 Outlook
($ in millions)	Low	High
Adjusted EBITDA attributable to SXCP	$132	$139
Less:
Ongoing capital expenditures	15	15
Accrual for replacement capital expenditures	5	5
Cash interest	23	23

Estimated Distributable Cash Flow	$89	$96

Coverage Ratio	1.17x	1.26x

RELATED COMMUNICATIONS

Our sponsor, SXC, plans to hold an investor conference call on Monday, May 12, 2014 at 12:00 noon Eastern Time (11:00 a.m. Central Time). This conference call will be webcast live and archived for replay on the Investor Relations section of www.suncoke.com. Participants can listen in by dialing 1-800-351-9852 (domestic) or 1-847-413-3123 (international) and referencing confirmation 37274836. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for two weeks by calling 1-888-843-7419 (domestic) or 1-630-652-3042 (international) and referencing confirmation 3727 4836#.

UPCOMING EVENTS

We plan to participate in the following investor conferences:

•	National Association of Publicly Traded Partnerships 2014 MLP Investor Conference on May 21-22, 2014 in Ponte Vedra Beach, FL

•	Brean Capital 2014 Global Resources & Infrastructure Conference on May 28, 2014 in New York, NY

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly-traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal annually and are strategically located to enable material delivery to U.S. ports in the Gulf Coast, East Coast and Great Lakes. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of Company management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

The Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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Reconciliation of Estimated 2014 Net Income to

Adjusted EBITDA to Distributable Cash Flow

(Dollars in millions)	Low	High
Net income	$64	76
Add:
Depreciation and amortization expense	$43	41
Interest expense, net	42	39
Income tax expense	1	1
Sales discounts	—	—

Adjusted EBITDA	$150	157

Adjusted EBITDA attributable to NCI	(18)	(18)

Adjusted EBITDA attributable to SXCP	$132	$139

Less:
Ongoing capex (SXCP share)	(15)	(15)
Replacement capex accrual	(5)	(5)
Cash interest accrual	(23)	(23)

Distributable cash flow	$89	$96